Exhibit 1.01

Dell Technologies Inc.
Conflict Minerals Report

Introduction
This Conflict Minerals Report for Dell Technologies Inc. (“Dell” or “we,” “us,” “our”) is filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to Dell’s Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting year ended December 31, 2019 (the “Reporting Period”). The Rule imposes disclosure of certain due diligence and reporting obligations on SEC reporting companies whose manufactured products or products contracted to be manufactured contain “conflict minerals” that are necessary to the functionality or production of Dell products. The Rule defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives limited to tin, tantalum, tungsten, and gold, also referred to as “3TG.”
Dell Products Covered by this Report
This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of such products; (ii) that were manufactured, or contracted to be manufactured, by Dell; and (iii) for which the manufacture was completed during the Reporting Period (the “Covered Products”). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by Dell in the Reporting Period: branded hardware, such as desktop PCs, notebooks and tablets; branded and third-party peripherals, such as monitors and projectors; and server, storage and networking products.
Overview of Dell’s Conflict Minerals Program
As part of Dell’s global approach to ensure responsible sourcing of minerals, Dell supports, respects and upholds the internationally-recognized human rights of all people and labor rights for the workers of those in our supply chain. Dell manufactures and contracts to manufacture products for which 3TG minerals are necessary to their functionality or production. As a manufacturer of technology products, Dell does not purchase 3TG directly from mines, smelters, or refiners, but does purchase components and materials that may contain 3TG. Therefore, we collaborate with suppliers, industry peers, and other stakeholders to meet our program goals and customer expectations. In order to comply with the Rule, Dell conducts a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any necessary 3TG contained in the Covered Products originated in the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (together, the “Covered Countries”), or were from recycled or scrap sources.
Our approach to responsible sourcing follows the tenets set forth in the Organisation for Economic Co-operation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition (2016)” and the related Supplements for 3TG (the “OECD framework”). We participate in multi-stakeholder initiatives such as the Responsible Minerals Initiative (“RMI”). The RMI provides tools such as the Conflict Minerals Reporting Template (“CMRT”) and oversees the Responsible Minerals Assurance Process (“RMAP”), which verifies that sourcing practices are aligned to the OECD framework. We use these tools, RMI guidance, and the OECD framework to conduct due diligence on our 3TG supply chain and drive the actions towards the goals established at the beginning of the Reporting Period. These goals include a 100 percent CMRT response rate by in-scope suppliers and increasing the number of smelters and refiners participating in RMAP. Our work to increase the number of smelters and refiners (“SORs”) participating in RMAP resulted in 81 percent of all smelters and refiners reported in Dell’s supply chain designated as Active or Conformant to RMAP.

Reasonable Country of Origin Inquiry
The CMRT survey, smelter and refiner review process, and third-party data constituted our Reasonable Country of Origin Inquiry (RCOI). This RCOI, combined with our risk assessment and mitigation efforts described in this report, represent Dell’s efforts to trace the source of 3TG in our supply chain to country of origin and the mine or location of origin as necessary.
On the basis of the responses to the RCOI, Dell performed further due diligence on 3TG contained in Covered Products that may originate from SORs known to source from Covered Countries and SORs that may source from Covered Countries.
Dell’s goal is to responsibly source 3TG that may originate from conflict-affected and high-risk areas, including the Covered Countries, through independent third-party audits that validate the alignment of assurance systems to the OECD framework at all applicable smelters and refiners. Of the 302 unique smelters and refiners reported to Dell by our suppliers, 244 are participating in the RMI RMAP program. Of these, 23 are known to be sourcing from the Covered Countries, and all are designated as “RMAP Conformant.” Dell continues to work with suppliers throughout its supply chain to assess and improve their information, reporting quality, and capacity; taking into account supply chain fluctuations and other changes in status or scope and relationships over time.
Due Diligence Process
Design of Due Diligence Measures
Dell’s due diligence measures have been designed to conform, in all material respects, with the OECD framework. Dell’s due diligence included the following elements of the OECD framework:

•	Step 1: Establish strong company management system;

•	Step 2: Identify and assess risk in the supply chain;

•	Step 3: Design and implement a strategy to respond to identified risks;

•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and

•	Step 5: Report on supply chain due diligence.

Due Diligence Performed
Step 1: Establish Strong Company Management System
Dell has established a management system to determine 3TG source and chain of custody in its supply chain.
Responsible Sourcing Policy. Dell’s Responsible Sourcing Policy outlines a collaborative approach to addressing concerns about the risk of human rights violations in the upstream supply chain. The policy states our expectations for suppliers to have policies and due diligence practices in place to reasonably assure that products and components supplied to Dell are not sourced from a conflict region and do not benefit armed groups. Our policy also requires suppliers to take steps to remediate potential risks identified as a result of their due diligence efforts.
Dell abides by, and is held accountable to, the Responsible Business Alliance (RBA) Code of Conduct and Dell’s Supplier Principles, which also require direct material suppliers to have a conflict minerals policy and conduct due diligence on the source and chain of custody of materials in their products to reasonably assure they do not come from conflict sources.
Control System. Dell surveys its supply chain annually using the Conflict Minerals Reporting Template. This survey is the primary mechanism for identifying smelters and refiners that supply 3TG to components within the supply chain and for assessing the risks associated with 3TG. Following the collection of smelter and refiner data from suppliers, Dell utilizes the RMI’s RMAP to gain initial insights into whether the smelter is participating in RMAP and to determine the country of origin of 3TG for the smelters and refiners in our supply chain.

Supplier Engagement. Responsible sourcing is embedded in Dell’s supply chain management business processes. Our accountability and supplier performance scorecard includes metrics on suppliers’ adherence to our Conflict Minerals expectations, alongside other metrics such as quality, cost and availability. This scorecard is used by Dell executives in business reviews with suppliers and provides a key input into business decisions.
Internal Team. Dell’s Responsible Minerals Governance Committee provides strategic direction and input to our Responsible Minerals Process, including Dell’s Responsible Minerals Policy, supplier requirements, communications, and risk management. The Committee is overseen by the Vice President of Supply Chain Sustainability, Risk, Tools and Governance. Leaders from functions also include Global Compliance, Procurement, Corporate Social Responsibility, Legal, and other internal stakeholders. Dell’s Procurement leadership also receives monthly program updates to ensure suppliers meet timelines and expectations.
Grievance Mechanism. Dell maintains an internal grievance reporting process for internal and external parties to report supply chain concerns. Reports, including those related to responsible sourcing of minerals, are made either directly to Dell or through Dell’s ethics hotline (accessible via telephone or web) maintained by a third-party provider. These reports are managed first by the third-party provider, then routed to the appropriate contact within Dell for continued investigation. Information about the various channels through which reports can be made is included in the publicly available Dell Code of Conduct, and in mandatory annual employee Code of Conduct training.
The web site http://dell-ethicsline.com provides all information, including local phone numbers for every country. Reporting can be leveraged via phone or web 24x7x365, anonymously where permitted by local law. Additionally, parties can contact the Dell Ethics & Compliance Office via ethics@dell.com (in a reporting process that is not anonymous).
Dell encourages the use of the RMI’s Grievance Mechanism to raise issues in the mineral supply chain. Anonymous public submissions can be raised through the RMI’s online Grievance Platform at www.mineralsgrievanceplatform.org.
Dell also maintains an anti-retaliation policy that encourages team members who know of or suspect a violation of applicable laws or regulations or any Dell policy, or suspect unethical, illegal or suspicious behavior to promptly report it through a number of available channels. Dell does not tolerate retaliation against anyone who reports suspected misconduct or assists with an investigation or audit in good faith.  Team members who think they are being retaliated against, or that an investigation is being conducted inappropriately, are encouraged to report it immediately using any of the available reporting avenues.
Step 2: Identify and Assess Risks in the Supply Chain
To begin, we identify suppliers that are in scope for Dell’s Conflict Minerals Program. A supplier is selected for the Conflict Minerals Program if it meets one or more of the following criteria:

•	provides components to Dell that are known to, or could potentially, contain 3TG;

•	receives at least a specified percentage of overall expenditures; or

•	is considered high-risk for benefiting armed groups in the Covered Countries based on previously reported data.
Dell requests an annual CMRT from in-scope suppliers and expects them to cascade this reporting requirement through the supply chain. Dell requires suppliers to provide comprehensive, accurate data on 3TG acquired from their supply chain through the CMRT process. This data is used to identify and verify the smelters and refiners in our supply chain that participate in RMAP. Collected CMRTs are analyzed to ensure conformity with Dell’s assessment.
We partner with a third-party software provider to efficiently manage our CMRT campaign. This tool performs an initial data validation check when the supplier submits a CMRT. CMRTs are also reviewed against internally-developed risk assessment frameworks, which evaluates progress on due diligence, confirms a conflict minerals policy is in place, and assesses the list of 3TG smelters and refiners in their supply chain.

In 2019, we enhanced our efforts to improve the quality and accuracy of data reported. The accuracy of the data provided is key to enhance supply chain decision-making and ensure high risk concerns are addressed. Therefore, we increased the cadence of CMRT requests to confirm suppliers were reporting up-to-date information, enabling fluctuations in SORs use by sub-tier members of the supply chain.
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Dell is committed to promoting responsible sourcing through third-party verification of smelters and refiners. We require suppliers to progress towards sourcing exclusively from RMAP conformant smelters and refiners. As a reflection of this priority, we updated our risk mitigation process to address potential risks in our supply chain.
Dell encourages suppliers to promote responsible sourcing through RMI audits to validate alignment with the OECD framework. We recognize that some smelters or refiners cannot or may not align to our expectations and are unwilling to undergo a third-party audit. Alternatively, external factors may cause a smelter or refiner to drop out of RMAP conformance.
Accordingly, Dell’s due diligence process identifies smelters and refiners that lack audit validation or are at high risk of benefitting armed groups in conflict-affected and high-risk areas, including the Covered Countries. Evidence of such factors is drawn from CMRT and RMI databases, customer engagements as well as independent research. In the event of such findings, Dell will ask that the supplier remove the smelter or refiner in question from their supply chain.
Our approach is further enhanced by requiring suppliers to not only remove high-risk smelters and refiners, but also address those that do not, or cannot, achieve RMAP-conformance.
We began a targeted pilot with three suppliers that were reporting the highest number of non-RMAP audited smelters and refiners. These smelters and refiners are defined as those in the RMI audit status of: Non-Compliant, In Communication, Outreach Required, Due Diligence Vetting Process, and Communication Suspended - Not Interested.
We first engage and work with the relevant procurement team and supplier to develop a detailed plan for addressing SORs of concern, including parts affected, material breakdown of parts, and timelines for completion. If commitment towards this ambition or preparation of the plan is delayed, it is escalated to senior supply chain leaders.
These executives are provided with regular briefings and updates on any open items involving suppliers in their areas of responsibility. Potential consequences of this action range from reduced scoring in Quarterly Business Reviews (QBRs) to a reduction in business, until the necessary actions are addressed.
A key output from this pilot indicated that suppliers were inaccurately reporting SORs due to a lack of alignment on expectations and, in some cases a lack of data, leading to reporting including suppliers or materials not pertinent to our products or supply chain. Once these inaccuracies were identified, 95 smelters were removed from our supply chain. We continue to review opportunities to improve surveying and reporting capabilities, with supplier collaboration paramount to this process.
Dell is taking steps to enhance our global view of risks to promote ethical supply chains by monitoring environmental, health and safety, corruption, and labor incidents in the mining industry through a third-party service. With this service, we can identify actors in the supply chain that need direct support to improve capabilities or removal from our supply chain. Dell will continue to investigation additional third-party data sources to enhance our due diligence capability.
Step 4: Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
As a downstream company, Dell uses RMAP for smelter and refiner audits to assess risks from the mine to the smelter or refiner. We understand that continued progress needs to be made to encourage smelters and refiners to participate in the RMAP program, including removing them from our supply chain if they will not or cannot participate. Through our continued partnership with suppliers to drive participation in the RMAP program, we see an increase in suppliers reporting 100% RMAP smelter and refiners, although the overall number of smelters and refiners participating in a RMAP audit is lower than in previous years.
Table 2: the following table shows 3TG smelters or refiners reported by Dell’s combined suppliers’ supply chain by metal and RMAP Status 1

_____________________
1 Active smelters and refiners are defined by RMAP as those that have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain of Custody Certification.

Conformant smelters and refiners passed the audit/certification programs stated above.

Based on consolidated CMRT information for the Reporting Period, there were 302 unique 3TG smelter or refiner facilities reported by Dell’s suppliers, 244 of which participate in RMAP. Many suppliers returned CMRTs representing their full supply chains, rather than scoping specifically to components incorporated into Dell’s Covered Products, indicating that not all smelters and refiners reported are providing material for Dell products. Dell publishes the full list of smelters and refiners reported by our suppliers in Appendix B.
The list of countries from which we believe 3TG in our Covered Products may have originated is published in Appendix A. Some 3TG also originates from recycled or scrap sources. This information was obtained using the Reasonable Country of Origin Inquiry (RCOI) report dated January 31, 2020 that is available to Dell as a member of RMI.
Step 5: Report on Supply Chain Due Diligence
This report and Dell’s Form SD will be filed with the SEC and be publicly available at www.sec.gov and www.dell.com/supplychain.
Dell also provides information related to social and environmental responsibility on our website and in our annual Supply Chain Sustainability Progress Reports.
References to Dell’s website are provided for convenience only, and its contents are not incorporated by reference into this report nor are they deemed filed with the SEC.
Continuous Improvement to Mitigate Risk
Dell intends to take the following steps, among others, to continue to improve the due diligence conducted by it and to further mitigate any future risk of sourcing 3TG that benefits armed groups from the Covered Countries:

1)	Continue to work closely with suppliers to obtain the necessary information on the origin of 3TG contained in the materials or components used in the Covered Products.

2)	Work with smelters and refiners through our engagement with RMI to promote participation in RMAP.

3)	Monitor incidents related to OECD Annex II risks to assess their impact on Dell’s supply chain.

4)	Continue partnering with organizations dedicated to supporting mining communities and contributing to ethical sourcing of minerals.

Cautionary Statement about Forward-Looking Statements

Statements in this report that relate to future events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Dell’s results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors, including those risks described in its reports filed with the SEC, including Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell makes may turn out to be wrong and can be affected by inaccurate assumptions Dell might make or by known or unknown risks, uncertainties and other factors, including those identified in this report. Accordingly, you should not place undue reliance on the forward-looking statements made in this report, which speak only as of its date. Dell does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

Appendix A: Reasonable Country of Origin Inquiry List
Countries from which the minerals in Dell’s products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s Reasonable Country of Origin Inquiry report dated January 31, 2020. The origin of the 3TG processed by facilities listed in Appendix B are believed to be the following:

Argentina	Germany	Mexico	Somaliland
Australia	Ghana	Mongolia	South Africa
Austria	Guinea	Mozambique	Spain
Bolivia	Guyana	Myanmar	Taiwan
Brazil	India	Namibia	Tanzania
Burundi	Indonesia	Nicaragua	Thailand
Canada	Iceland	Niger	Uganda
Chile	Japan	Nigeria	United Kingdom
China	Kenya	Peru	United States of America
Colombia	Laos	Portugal	Venezuela
Democratic Republic of the Congo	Madagascar	Russian Federation	Vietnam
Ecuador	Malaysia	Rwanda	Zimbabwe
Ethiopia	Mali	Sierra Leone

Appendix B: Dell Smelter and Refiner List

This list is based on Dell supplier data for the Reporting Period. In many cases, suppliers provided information encompassing their entire supply chain; this information was not limited to facilities that contributed 3TG used only in Dell products. As a result, we are unable to confirm whether our products in fact contain 3TG from all of these sources. This list only includes facilities reported by suppliers that are on the RMAP standard smelter list as of February 29, 2020.

Metal	Smelter Name	Smelter Country (*)
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA

Metal	Smelter Name	Smelter Country (*)
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Metal	Smelter Name	Smelter Country (*)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Metal	Smelter Name	Smelter Country (*)
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN

Metal	Smelter Name	Smelter Country (*)
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Metal	Smelter Name	Smelter Country (*)
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY

Metal	Smelter Name	Smelter Country (*)
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country (*)
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA